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                                                                    EXHIBIT 1(B)

                         EATON VANCE MUNICIPALS TRUST II

                     Amendment dated June 23, 1997 to Declaration of Trust

        WHEREAS, the Trustees of Eaton Vance Municipals Trust II, a Massachusetts business trust (the "Trust"), have previously designated separate series (or "Funds"); and

        WHEREAS, in connection with a reorganization of the Funds the Trustees now desire to rename certain of the Funds, establish and designate classes of shares for such Funds, and terminate certain other Funds effective with the end of their current fiscal year ends pursuant to the Trust's Amended and Restated Declaration of Trust dated October 25, 1993 (the "Declaration of Trust");

        NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust, hereby:

        1. Rename the Funds effective February 1, 1998 listed below as follows:

                   Eaton Vance Florida Insured Municipals Fund
             (formerly EV Marathon Florida Insured Municipals Fund)
                       Eaton Vance Hawaii Municipals Fund
                  (formerly EV Marathon Hawaii Municipals Fund)
                     Eaton Vance High Yield Municipals Fund
                (formerly EV Marathon High Yield Municipals Fund)
                       Eaton Vance Kansas Municipals Fund
                  (formerly EV Marathon Kansas Municipals Fund)

        2. Each Fund shall have classes of shares established and designated as Class A, Class B, Class C and Class I shares on February 1, 1998, and the Trustees may designate additional classes in the future. For purposes of allocating liabilities among classes, each class of a series shall be treated in the same manner as a separate series.

        3. All series of Trust with the designation "Traditional" or "Classic" shall be terminated on February 1, 1998.


Dated:  June 23, 1997


/s/ Donald R. Dwight                        /s/ Norton H. Reamer
    --------------------------------            --------------------------------
    Donald R. Dwight                            Norton H. Reamer


/s/ James B. Hawkes                         /s/ John L. Thorndike
    --------------------------------            --------------------------------
    James B. Hawkes                             John L. Thorndike


/s/ Samuel L. Hayes, III                    /s/ Jack L. Treynor
    --------------------------------            --------------------------------
    Samuel L. Hayes, III                        Jack L. Treynor